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                                                                    Exhibit 23.1

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 28, 2002 for Jefferson Smurfit Group plc, September 2, 2002 for MDP Acquisitions plc and July 5, 2002 for MDCP Acquisitions 1, in the Registration Statement (Form F-4 No. 333-0000) and related Prospectus of MDP Acquisitions plc dated November 25,2002.

Ernst & Young
Dublin

November 25, 2002